Exhibit 99.1

7315 Wisconsin Avenue, Suite 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
News Release

Pebblebrook Hotel Trust Declares Dividends for the Third Quarter 2016

Bethesda, MD, September 15, 2016 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that its Board of Trustees has authorized, and the Company has declared, a quarterly cash dividend of $0.38 per common share of beneficial interest, to be paid on October 17, 2016 to shareholders of record as of September 30, 2016 (the “Record Date”). The common dividend represents an annualized yield of approximately 5.6 percent based on the closing price of the Company’s common shares on September 14, 2016.

The Board of Trustees also authorized, and the Company has declared, a regular quarterly cash dividend of $0.40625 per share of the Company’s 6.50% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest and a regular quarterly cash dividend of $0.39844 per share of the Company’s 6.375% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, each of which will be paid on October 17, 2016 to shareholders of record as of the Record Date.

The Company previously announced that all of the Company’s 8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest are to be redeemed on September 21, 2016 for a cash redemption amount per share of $25.00 plus accrued and unpaid dividends to, but not including, the redemption date.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 35 hotels, including 29 wholly owned hotels with a total of 7,235 guest rooms and a 49% joint venture interest in six hotels with a total of 1,787 guest rooms. The Company owns, or has an ownership interest in, hotels located in 11 states and the District of Columbia, including: San Francisco, California; Los Angeles, California (Beverly Hills, Santa Monica and West Hollywood); Boston, Massachusetts; New York, New York; San Diego, California; Portland, Oregon; Buckhead, Georgia; Naples, Florida; Seattle, Washington; Coral Gables, Florida; Washington, DC; Philadelphia, Pennsylvania; Columbia River Gorge, Washington; Nashville, Tennessee; Bethesda, Maryland and Minneapolis, Minnesota. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will” or other similar words or expressions. These forward-looking statements relate to the payment of the dividends and the redemption of the Series B Preferred Shares. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com and at www.sec.gov.
All information in this release is as of September 15, 2016. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Contact:
Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com